UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017 (June 9, 2017)

Croe, Inc.

(Exact name of registrant as specified in its charter)

Utah	333-214187	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 9, 2017, Croe, Inc. (“Croe”, the “Company”, “we”, “our”, or “us”) filed a Current Report on Form 8-K (the “Original Report”) to report the completion of a series of transactions (collectively, the Transactions”) consummated on June 7, 2017, as a result of which (i) The Crypto Company, a Nevada corporation (“Crypto”), became a wholly owned subsidiary of Croe; and (ii) all of the former shareholders of Crypto became shareholders of Croe. The Transactions were treated as a reverse acquisition of Croe, and Crypto is treated as the acquirer, for financial accounting and reporting purposes, while Croe is treated as the acquired entity. As of the effective date of the Transactions, the acquired entity had no liabilities or obligations.

This Amendment No. 1 to the Original Report is being filed solely to provide the audited financial statements, and the pro forma financial information required by Item 9.01(a) and (b) of Form 8-K in connection with the transactions.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As of the date of this filing, Crypto has not completed one full fiscal year since its inception on March 9, 2017. Audited financial statements of Crypto as of June 7, 2017 and for the period from March 9, 2017 (inception) through June 7, 2017 are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

Our unaudited pro forma condensed combined financial information of the Company, after giving effect to the transactions described in the Original Report, is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d) Exhibits.

Number	Exhibit
23.1	Consent of Hall & Company CPAs & Consultants, Inc.
99.1	Audited financial statements of The Crypto Company as of June 7, 2017 and for the period from March 9, 2017 (inception) through June 7, 2017
99.2	Unaudited pro forma condensed combined financial statements of Croe, Inc.

The unaudited pro forma combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the transactions as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the consolidated company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROE, INC.
Date: August 25, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer